                                                                     EXHIBIT 4.1


                                TRUST INDENTURE

        THIS TRUST INDENTURE (the "Indenture") dated as of April 30, 2001 is made by and between Vineyard National Bancorp (the "Issuer"), a California corporation organized and existing under the laws of the State of California, and Union Bank of California, N.A., a national banking association (the "Trustee") authorized to exercise corporate trust powers:


                              W I T N E S S E T H:

        WHEREAS, the Issuer has determined that all things necessary to make the Debentures, when issued, executed and delivered by the Issuer and authenticated by the Trustee, to the extent required pursuant to this Indenture, the valid, binding and legal obligations of the Issuer has been done and performed, and the creation, execution and delivery of this Indenture, and the execution, issuance and delivery of the Debentures, subject to the terms hereof, have in all respects been duly authorized;

        TO HAVE AND TO HOLD unto the Trustee and its successors in trust and its and their assigns forever;

        BUT IN TRUST, NEVERTHELESS, and subject to the provisions hereof,

                (a) for the equal and proportionate benefit, security and protection of all Debentures,

                (b) for the enforcement of the payment of the principal of, redemption premium, if any, and interest on the Debentures, and all other amounts due from time to time under this Indenture, including those due to the Trustee, when payable, according to the true intent and meaning thereof and of this Indenture, and

                (c) to secure the performance and observance of and compliance with the covenants, agreements, obligations, terms and conditions of this Indenture without preference, priority or distinction as to lien or otherwise, except as provided herein, of any one Debenture over any other by reason of designation, number, date of the Debentures, or of authorization, issuance, sale, execution, authentication, delivery or maturity thereof, or otherwise, so that each Debenture and all Debentures shall have the same right, lien and privilege under this Indenture; provided, however, that, upon satisfaction of and in accordance with the provisions of Article VIII, the rights assigned hereby shall cease, determine and be void to the extent described therein; otherwise, such rights shall be and remain in full force and effect;

        IT IS DECLARED that all Debentures issued under this Indenture are to be issued, authenticated and delivered, and that all Revenues are to be dealt with and disposed of under, upon and subject to, the terms, conditions, stipulations, covenants, agreements, obligations, trusts, uses and purposes provided in this Indenture; and the Issuer has agreed and covenanted, and agrees and covenants with the Trustee and with each and all Debenture holders, as follows:



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                                    ARTICLE I
                     DEFINITIONS AND RULES OF INTERPRETATION

        SECTION 1.01 DEFINITIONS. Unless the context otherwise requires, the terms defined in this Article I shall, for all purposes of this Indenture and of any indenture supplemental hereto, have the meanings herein specified:

"Attesting Officer" means the Secretary of the Issuer.

"Authorized Denomination" means Debentures issued in units of $25,000, and any multiple thereof.

"Bankruptcy Law" means Title 11 of the United States Code, as it is amended from time to time and any successor to or replacement of such Title and any other applicable federal or state bankruptcy, insolvency or other similar law.

"Beneficial Owner" means, for any Debenture which is held by a nominee, the beneficial owner of such Debenture.

"Business Day" means any day of the year other than (a) a Saturday or Sunday,
(b) any day on which banks located in California or the city in which the Office of the Trustee is located are required or authorized by law to remain closed, or
(c) any day on which the New York Stock Exchange is closed.

"Code" means the Internal Revenue Code of 1986, as amended, and the Regulations thereto.

"Debenture" or "Debentures" means the Debentures issued under this Indenture.

"Debenture Counsel" means, with respect to the Debentures, BUXBAUM & CHAKMAK, Claremont, California, or any other firm of attorneys selected by the Issuer and acceptable to the Issuer and the Trustee.

"Debenture holder" or "holder of Debentures" or "Owner of Debentures" means the Person who owns a Debenture, provided that the Person in whose name a Debenture is registered in the Debenture Register shall be regarded for all purposes as such owner.

"Event of Bankruptcy" means the filing of a petition in bankruptcy (or other commencement of a bankruptcy or similar proceedings) by or against the Issuer, as debtor, under Bankruptcy Law.

"Event of Default" or "Default" means any of the events specified in Section
6.01 to be an Event of Default. A "default" means any event which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Executive" means the Chief Executive Officer of the Issuer.




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

"Immediate Notice" means notice transmitted by electronic means, in writing, by telecopier or other electronic means, or by telephone (promptly confirmed in writing), and received by the party addressed.

"Indenture" means this Trust Indenture as amended or supplemented from time to time.

"Interest Payment Date" means (a) for the Debentures, the last business day of March, June, September and December of each year, commencing on the first Interest Payment Date after the date on which the Debenture was issued, and for additional Debentures, the days designated in the supplemental indenture authorizing such additional Debentures, (b) for Debentures subject to redemption in whole or in part on any date, the date of such redemption, and (c) for all Debentures any date determined pursuant to Section 6.07.

"Issue Date" means the date of issuance and delivery of a Debenture to the initial purchaser thereof.

"Issuer" means the Vineyard National Bancorp, and its successors and assigns.

"Office of the Trustee" means the designated corporate trust office or offices of the Trustee, which office or offices at the date of acceptance by the Trustee of the duties and obligations imposed on the Trustee by this Indenture are set out in Section 10.04.

"Officer's Certificate" of the Issuer means a written certificate, statement, request, direction or order signed in the name of the Issuer by its Executive, Attesting Officer, or such other person as may be designated and authorized in writing to sign for the Issuer and forwarded to the Trustee.

"Outstanding," in connection with Debentures means, as of the date in question, all Debentures authenticated and delivered under this Indenture, except:

        (a) Debentures theretofore cancelled or delivered to the Trustee for cancellation under Section 2.09;

        (b) Debentures which are deemed to be no longer Outstanding in accordance with Article VIII; and

        (c) Debentures in substitution for which other Debentures have been authenticated and delivered pursuant to Article II.

"Person" or "person" means an individual, corporation, firm, association, partnership, limited liability company, trust, or other legal entity or group of entities, including a governmental entity or any agency or political subdivision thereof.

"Rating Service" means any nationally recognized securities rating service that shall have assigned a rating that is then in effect with respect to the Debentures upon application of the Issuer.



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

"Record Date" means, (a) with respect to any Interest Payment Date, the Trustee's close of business 15 days prior to such Interest Payment Date, regardless of whether such day is a Business Day, and (b) with respect to any other Interest Payment Date, a date selected by the Trustee in accordance with
Section 6.07(c).

"Regulations" means any applicable Internal Revenue Service Regulations promulgated in proposed, temporary or final form. Proposed regulations are "applicable" only if, in the event they are adopted in final form, such regulations would apply to the Debentures.

"Responsible Officer," when used with respect to the Trustee, means any officer in the corporate trust department (or any successor thereto) of the Trustee, or any other officer or representative of the Trustee customarily performing functions similar to those performed by any of such officers and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such matter is referred because of that officer's knowledge of and familiarity with the particular subject.

"Revenues" means that portion of the dividends received by the Issuer from its subsidiary, Vineyard National Bank, which is needed to pay the principal of, redemption premium, if any, or interest on, the Debentures in accordance with the terms of this Trust Indenture.

"State" means the State of California.

"Trustee" means Union Bank of California, N.A., and any successor trustee under this Indenture, acting in its trust capacity.

        SECTION 1.02 RULES OF INTERPRETATION. For purposes of this Indenture, except as otherwise expressly provided or the context otherwise requires:

                (a) The words "herein," "hereof" and "hereunder" and other similar words refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

                (b) The definitions in this Article are applicable whether the terms defined are used in the singular or the plural.

                (c) All accounting terms which are not defined in this Indenture have the meanings assigned to them in accordance with then applicable generally accepted accounting principles.

                (d) Any pronouns used in this Indenture include both the singular and the plural and cover both genders.

                (e) Any terms defined elsewhere in this Indenture have the meanings attributed to them where defined.



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

                (f) Words referring to the redemption or calling for redemption of Debentures shall not be deemed to refer to the payment of Debentures at their stated maturity.

                (g) The captions or headings herein are for convenience only and in no way define, limit or describe the scope or intent, or control or affect the meaning or construction, of any provisions or sections hereof.

                (h) Any references to Section numbers are to Sections of this Indenture unless stated otherwise.


                                   ARTICLE II
                            AUTHORIZATION, EXECUTION,
             AUTHENTICATION, REGISTRATION AND DELIVERY OF DEBENTURES

        SECTION 2.01 AUTHORIZATION OF DEBENTURES; LIMITATION. The Debentures are hereby authorized to be issued as Debentures of the Issuer in the minimum aggregate principal amount of $3,000,000 and in the maximum aggregate principal amount of $5,000,000 designated "10% Convertible Subordinated Debentures, Due 2008."

        SECTION 2.02 DEBENTURES OBLIGATIONS. Subject to Section 5.01(e) on the subordination of Debentures, the Debentures shall be general obligations of the Issuer, constituting a valid claim of the respective owners thereof payable from any income, revenues, funds or assets of the Issuer.

        SECTION 2.03 DETAILS OF DEBENTURES. The Debentures shall be issued in Authorized Denominations, shall be dated on the Issue Date, shall be numbered from one (1) upward, and shall bear interest (calculated on the basis of a 360-day year of twelve 30-day months) payable on the last business day of March, June, September and December (the "Interest Payment Date"), commencing on the first Interest Payment Date after the date on which the Debenture was issued (the "Issue Date"), at ten percent (10%) per annum and shall mature on June 30, 2008.

        All Debentures shall bear interest (a) from the Issue Date, if authenticated prior to the first Interest Payment Date, or (b) otherwise from the Interest Payment Date that is, or that immediately precedes, the date on which the Debenture is authenticated (unless payment of interest is in default, in which case the Debenture shall bear interest from the date to which interest has been paid).

        The principal, redemption premium, if any, and interest on the Debentures shall be payable in lawful money of the United States of America. Principal of and redemption premium, if any, on the Debentures shall be payable by the Trustee upon presentation and surrender of the Debentures as they become due at the Office of the Trustee. Interest on Debentures shall be payable by the Trustee to the Debenture holders by check or draft mailed to such holders at their addresses as they appear on the register of Debenture holders ("Debenture Register") on the Record Date. If any principal or interest on any Debenture is not paid when due (whether at maturity, by acceleration or call for redemption or otherwise), then the overdue installments of principal shall bear interest until paid at the same rate set forth in the Debenture.

        SECTION 2.04 EXECUTION OF DEBENTURES. The Debentures shall be signed by the manual or facsimile signature of the Executive of the Issuer and attested by the manual or facsimile signature of the Attesting Officer of the Issuer. The Debentures may bear the seal of the Issuer or a facsimile thereof affixed to or imprinted on the Debentures. In case any officer whose signature or a facsimile of whose signature shall appear on any Debenture shall cease to be such officer before the delivery of such Debenture, such signature or facsimile shall nevertheless be valid and sufficient for all purposes as if such officer had remained in office until such delivery.

        SECTION 2.05 AUTHENTICATION OF DEBENTURES. The Debentures shall bear a certificate of authentication, substantially in the form set forth in Appendix A, duly executed by the Trustee. The Trustee shall authenticate each Debenture with the manual signature of a Responsible Officer of the Trustee, but it shall not be necessary for the same Responsible Officer to authenticate all of the Debentures of a Series. Only such authenticated Debentures shall be entitled to any right or benefit under this Indenture. Such certificate on any Debenture issued hereunder shall be conclusive evidence that the Debenture has been duly issued and is secured by the provisions hereof.

        SECTION 2.06 FORMS OF DEBENTURES. The Debentures shall be substantially in the form set forth in Appendix B with such appropriate variations, legends, omissions and insertions as permitted or required by this Indenture.

        SECTION 2.07 DELIVERY OF DEBENTURES. The Trustee shall authenticate, release and deliver the Debentures when there have been filed with it the following:

                (a) A copy of the Debenture certified by the Attesting Officer of the Issuer, and a certified copy of the resolution of the Board of Directors of the Issuer, authorizing (1) the execution and delivery of this Indenture, and
(2) the issuance, sale, execution and delivery of the Debentures;

                (b) An original executed counterpart of this Indenture;

                (c) An opinion or opinions of Debenture Counsel, addressed to the Issuer and the Trustee, to the effect that this Indenture and the Debentures have each been validly authorized, are binding and enforceable against the Issuer, subject to bankruptcy and equitable principles, and comply with all federal and state securities and "Blue Sky" laws.

                (d) A request and authorization of the Issuer, signed by its Executive, to the Trustee to authenticate and deliver the Debentures to such person or persons named therein upon payment for the account of the Issuer of a specified sum;

        SECTION 2.08 MUTILATED, LOST OR DESTROYED DEBENTURES. If any Debenture has been mutilated, lost or destroyed, the Issuer shall execute, and the Trustee shall authenticate and deliver to the Debenture holder, a new Debenture of like date and tenor in exchange and substitution for, and upon cancellation of, such mutilated Debenture, or in lieu of and in substitution for such lost or destroyed Debenture but only if the Debenture holder has paid the reasonable expenses and charges of the Issuer and the Trustee in connection therewith and, in the case of a lost or destroyed Debenture, (a) filed with the Trustee evidence satisfactory to the Trustee that such Debenture was lost or destroyed and (b) furnished to the Trustee and the Issuer indemnity satisfactory to each. If any such Debenture has matured or been called for redemption and is payable, instead of issuing a new Debenture the Trustee may pay the same without issuing a replacement Debenture. If, after the delivery of a replacement Debenture, the original Debenture in lieu of which such replacement Debenture was issued is presented for payment or registration, the Trustee shall seek to recover such replacement Debenture from the person to whom it was delivered or any person taking therefrom, and shall be entitled to recover from the security or indemnity provided therefor to the extent of any loss, damage, cost or expense incurred by the Trustee or the Issuer in connection therewith.

        SECTION 2.09 TRANSFER, CANCELLATION AND DISPOSITION OF DEBENTURES. The registration of any Debenture may be transferred by the person in whose name it is registered upon surrender of such Debenture for cancellation at the office of the Trustee in Los Angeles, California, accompanied by delivery of the completed written instrument of transfer attached to the form of Debenture, all in form acceptable to the Trustee. The transferor shall pay the reasonable expenses and charges of the Issuer and the Trustee in connection therewith, together with a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto.

The Issuer may deliver Debentures to the Trustee for cancellation at any time and for any reason, and the Trustee is hereby authorized to cancel such Debentures. All Debentures that have been paid (whether at maturity or by acceleration), converted to Bancorp shares as herein provided, or delivered to the Trustee for cancellation shall not be reissued. Unless otherwise directed by the Issuer, the Trustee shall treat such Debentures in accordance with its document retention policies or as may be directed by state law.


                                   ARTICLE III
                     REDEMPTION AND CONVERSION OF DEBENTURES

        SECTION 3.01 REDEMPTION DATES AND PRICES. The Debentures may not be called for redemption by the Issuer except as provided in this Article III.

        SECTION 3.02 REDEMPTION OF DEBENTURES. The Debentures may be redeemed at the option of the Issuer, in whole or in part, from time to time (selected proportionately by lot within any maturity) at any time on or after July 1, 2003, and after receipt of notice from the Issuer as provided in Section 3.04, on the condition that for the ninety (90) days immediately preceding the redemption date the average closing price of the Issuer's common stock on the Over-The-Counter Bulletin Board (OTCBB) equaled or exceeded $6.00 per share (adjusted as necessary to provide price equivalency for any stock split, recapitalization, merger, reorganization or other such event affecting the stock's price)(the "Condition of Redemption"). The prices for redemption of the Debentures are expressed as percentages of the principal amount, plus accrued



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interest to the redemption date. The percentages of the principal amount, redeemed during the twelve month periods beginning on July 1 of the years shown below, are:

                   2003                               103%
                   2004                               102%
                   2005                               101%
                   2006 and thereafter                100%

The Trustee shall redeem Debentures as described in this Article III upon receipt of an Officer's Certificate from the Issuer which attests that the Condition of Redemption has been met, and is properly executed by an authorized officer of Issuer. In the event that Issuer has given notice of redemption as provided in Section 3.04, and the Condition of Redemption has not been met, Issuer shall cancel the redemption by notice given to all Debenture holders, and other persons and entities, who received notice of the planned redemption.

Payment of principal and interest on the Debentures may be accelerated in the case of certain events of default.

        SECTION 3.03 SELECTION OF DEBENTURES FOR REDEMPTION. If less than all of the Debentures are called for redemption, they shall be redeemed proportionately by lot. The portion of any Debenture to be redeemed shall be an Authorized Denomination or any multiple thereof, and in selecting Debentures for redemption, each Debenture shall be considered as representing that number of Debentures which is obtained by dividing the principal amount of such Debenture by the Authorized Denomination. If a portion of a Debenture shall be called for redemption, a new Debenture in a principal amount equal to the unredeemed portion thereof shall be issued to the Debenture holder upon the surrender thereof.

        SECTION 3.04 NOTICE OF REDEMPTION. When Debentures (or portions thereof) are to be redeemed, the Issuer shall give or cause to be given notice of the redemption of the Debentures to the Trustee no later than sixty (60) days prior to the redemption date or such shorter time as may be acceptable to the Trustee. The Trustee, at the expense of the Issuer, shall send notices of any redemption, identifying at a minimum the Debentures to be redeemed, the redemption date and the method and place of payment by first class mail to each holder of a Debenture called for redemption to the holder's address listed on the Debenture Register. Such notice shall be sent by the Trustee by first class mail between 30 and 60 days prior to the scheduled redemption date. If notice is given as stated in this paragraph, the failure of any Debenture holder to receive such notice, or any defect in the notice, shall not affect the redemption or the validity of the proceedings for the redemption of the Debentures.

                On or before the date fixed for redemption moneys shall be deposited with the Trustee to pay the principal, redemption premium, if any, and interest accrued to the redemption date on the Debentures called for redemption. Upon the deposit of such moneys, the Debentures shall cease to bear interest on the redemption date and shall no longer be entitled to the benefits of this Indenture (other than for payment and transfer and exchange) and shall no longer be considered Outstanding.



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

        SECTION 3.05 FUNDS AND ACCOUNTS. The Trustee shall have the authority to create and maintain such funds and accounts as it may deem necessary for proper administration of the Debentures hereunder.

        SECTION 3.06 CONVERSION INTO COMMON STOCK. A Debenture holder desiring to convert a Debenture into capital stock must give written notice to the Issuer, and simultaneously surrender the Debenture at the Issuer's principal office in Rancho Cucamonga, California. The Issuer will promptly issue to the Debenture holder the shares of stock into which this Debenture is to be convertible at the rate of $5 per share in multiples of $25,000 units (5,000 shares). Shares of the Issuer's capital stock issued on the conversion will not be entitled to any dividend declared on the stock prior to the date of receipt by the Issuer of the notice of election to convert and the Debenture accompanied by any instrument of assignment and transfer. On conversion the Debenture holder shall be entitled to any interest on the Debenture which is due and payable at or prior to the date the notice of election to convert is received by the Issuer. The Issuer shall issue a new debenture to the Debenture holder in the amount of any excess purchase balance. The Issuer shall give written notice to the Trustee of any conversion of a Debenture into the Issuer's common stock for the Trustee's records.


                                   ARTICLE IV
                         INVESTMENT OR DEPOSIT OF FUNDS

        SECTION 4.01 DEPOSITS AND SECURITY THEREFOR. All moneys received by the Trustee under this Indenture shall be considered trust funds. Subject to the foregoing requirements as to security, if at any time the commercial department of the Trustee is unwilling to accept such deposits or unable to secure them as provided above, the Trustee may deposit such moneys with any other depository which is authorized to receive and secure them as aforesaid and the deposits of which are insured by the Federal Deposit Insurance Corporation. All security for deposits shall be perfected in such manner as may be required or permitted under applicable law in order to grant to the Trustee a perfected lien on or security interest in such security.

        SECTION 4.02 INVESTMENT OF FUNDS. Moneys on deposit with the Trustee may be invested upon receipt of written instructions from the Issuer. Such monies shall be prudently invested by the Trustee, which investments may include money market funds for which the Trustee or its affiliates may provide investment advisory or other management services.. The Trustee may acquire or dispose of investments as principal or agent.

        SECTION 4.03 VALUATION OF FUNDS. The Trustee shall determine the market value of any invested moneys on deposit on the end of each calendar quarter. As soon as practicable after each such valuation date, the Trustee shall furnish to the Issuer a report of the status of the investments as of such date.


                                    ARTICLE V



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

                     COVENANTS AND AGREEMENTS OF THE ISSUER

        SECTION 5.01 COVENANTS AND AGREEMENTS OF THE ISSUER. In addition to any other covenants and agreements of the Issuer contained in this Indenture, the Issuer further covenants and agrees with the Debenture holders and the Trustee as follows:

                (a) Payment of Principal and Interest. The Issuer will pay all principal of, redemption premium, if any, and interest on the Debentures or cause them to be paid, solely from the sources provided herein, on the dates, at the places and in the manner provided in this Indenture.

                (b) Payment of Dividends and Use of Capital Stock. The Issuer shall not pay dividends on, or repurchase, its capital stock unless it retains cash, cash equivalents or marketable securities in an amount sufficient to cover the next four (4) consecutive quarterly interest payments to the Debenture holders.

                (c) Inspection of Books. All books, instruments and documents in the Issuer's possession relating to the Revenues and payment of the Debentures shall be open to inspection at all times during the Issuer's regular business hours by any accountants or other agents of holders of ten percent (10%) or more in principal amount of the Debentures then Outstanding, or a designated representative thereof.

                (d) Register. At reasonable times and under reasonable regulations established by Issuer, the register of Debenture holders and transfers may be inspected and copied by or delivered to the holders of ten percent (10%) or more in principal amount of the Debentures then Outstanding, or a designated representative thereof.

                (e) Subordination of Debentures. The payment of principal and premium, if any, and interest on the Debentures will be subordinated to Issuer's future Senior Indebtedness. "Senior Indebtedness" is defined as any indebtedness or liability of the Issuer, whether existing on or created or incurred after the date of issuance of the Debentures, which is not expressly by its terms subordinate or pari passu in right of payment to the Debentures. The Issuer currently has no Senior Indebtedness. While the Issuer has no current plan to incur indebtedness ranking senior to, or any additional indebtedness ranking on par with, the Debentures, this Indenture does not limit the incurrence of indebtedness, including Senior Indebtedness, by the Issuer.

                (f) Restrictions on Issuer Activities. Until the date of maturity, or until all of the Debentures have been converted or redeemed, whichever occurs earlier, the Issuer agrees not pay dividends on, or repurchase, its capital stock unless it retains cash, cash equivalents or marketable securities in an amount sufficient to cover the next four (4) consecutive quarterly interest payments. The Issuer also agrees not to consolidate or merge with, or transfer substantially all its assets to another entity unless: (i) such other entity assumes the Issuer's obligations with respect to the Debentures, (ii) immediately after such transaction takes effect, the Issuer will not be in default (as defined herein) under the Indenture, and (iii) the Issuer has delivered to the Trustee an appropriate opinion of counsel to the effect that the surviving entity is legally obligated to assume the Issuer's obligations with respect to the Debentures. The Issuer is not prohibited or restricted from selling or issuing additional shares of capital stock or other debt securities, nor from pledging its capital stock, subject to the following stock cost adjustments to assure an equivalent stock cost for shares being converted or redeemed: If the outstanding shares of stock of the Issuer are increased, decreased, or changed into, or exchanged for a different number or kind of shares or securities of the Issuer through reorganization, merger, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the convertible share price. If the Issuer issues shares of common stock (or any other security convertible into or exchangeable for shares of common stock) at a price below $5.00 per share (as adjusted from time to time under certain circumstances), an appropriate adjustment shall be made in the convertible share price; provided, however, that there will be no adjustment to the convertible share price upon the issuance of employee, director or consultant options approved by the board of directors, for securities issued in connection with acquisitions or strategic relationships, upon conversion of securities in existence on the date hereof, or upon other standard carve outs which are approved by the board of directors. If the Issuer is merged into another entity and is not the survivor, appropriate adjustments shall be made to assure a conversion to the survivor's stock which is equivalent to the Issuer's stock as herein described. Adjustments under this section shall be made by the Issuer's or the surviving entity's Board, whose determination as to what adjustments shall be made, and their extent, shall be final, binding and conclusive. No fractional shares of stock shall be issued on account of any adjustment, and a debenture shall be issued for any remaining cash balance after conversion."

        SECTION 5.02 OBSERVANCE AND PERFORMANCE OF COVENANTS, AGREEMENTS, AUTHORITY AND ACTIONS. The Issuer hereby agrees to observe and perform at all times all covenants, agreements, authority, actions, undertakings, stipulations and provisions to be observed or performed on its part under the Agreement, this Indenture, and the Debentures which are executed, authenticated and delivered under this Indenture. The Issuer represents and warrants that:

                (a) It is duly authorized by the Constitution and laws of the State, to issue the Debentures, to execute and deliver this Indenture and to provide payment of the principal of, redemption premium, if any, and interest on the Debentures in the manner and to the extent set forth in this Indenture.

                (b) All actions required on its part to be performed for the issuance, sale and delivery of the Debentures and for the execution and delivery of this Indenture to which it is a party have been or will be taken duly and effectively.

                (c) The Debentures will be valid and enforceable obligations of the Issuer according to their terms, subject to bankruptcy and equitable principles.


                                   ARTICLE VI
                         EVENTS OF DEFAULT AND REMEDIES

        SECTION 6.01 EVENTS OF DEFAULT DEFINED. Each of the following is an "Event of Default" hereunder:

                (a) Default in the payment of any installment of interest on any Debenture when it becomes due and payable;

                (b) Default in the payment of principal of, (or redemption premium, if any), on any Debenture when it becomes due and payable;

                (c) Default in the performance, or breach, of any covenant, warranty or representation of the Issuer contained in this Indenture (other than a default under subsections (a) and (b) of this Section) which is not fully cured by Issuer within thirty (30) days of receiving written notice of the default from the Trustee; or

                (d) (1) An Event of Bankruptcy of the Issuer; (2) the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official of the Issuer or of any substantial portion of its property; or (3) the ordering of the winding up or liquidation of the affairs of the Issuer.

        SECTION 6.02 REMEDIES UPON DEFAULT.

                (a) If an Event of Default occurs and is continuing, the Trustee may, and upon the written request to the Trustee by the holder or holders of not less than a majority in aggregate principal amount of the Debentures then Outstanding shall by written notice to the Issuer, declare the principal of the Debentures and all interest accrued thereon to the date of acceleration to be immediately due and payable.

                (b) At any time after such a declaration of acceleration has been made and before the entry of a judgment or decree for payment of the money due, the Trustee may, or the holders of not less than a majority in aggregate principal amount of the Debentures then Outstanding, may by written notice to the Issuer and the Trustee, and subject to the requirements of Section 7.02(d), direct the Trustee to rescind and annul such declaration and its consequences if:

                        (1) there has been paid to or deposited with the Trustee by or for the account of the Issuer, or provision satisfactory to the Trustee has been made for the payment of a sum sufficient to pay: (A) all overdue installments of interest on the Debentures; (B) the principal of, and redemption premium, if any, on any Debentures which have become due other than by such declaration of acceleration and interest thereon; (C) to the extent lawful, interest upon overdue installments of interest and redemption premium, if any; and (D) all sums paid or advanced by the Trustee hereunder, together with the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel prior to the date of notice of rescission; and

                        (2) all Events of Default, other than the nonpayment of principal of, redemption premium, if any, and interest on the Debentures which have occasioned such acceleration, have been cured or waived.

                (c) No such rescission and annulment shall affect any subsequent default or impair any consequent right.

        SECTION 6.03 ADDITIONAL REMEDIES. The Trustee, upon the occurrence of an Event of Default may, and upon the written request of the holders of not less than a majority in aggregate principal amount of the Debentures Outstanding, and subject to the requirements of Section 7.02(d), shall:

                (a) exercise any or all rights of the Issuer; and

                (b) The Trustee shall proceed to protect and enforce its rights and the rights of the holders of the Debentures under this Indenture by a suit or suits in equity or at law, either for the specific performance of any covenant or agreement contained in this Indenture or in aid of the execution of any power therein granted, or for the enforcement of any other appropriate legal or equitable remedy, and the Trustee in reliance upon the advice of counsel may deem most effective to protect and enforce any of the rights or interests of the holders of the Debentures under the Debentures or this Indenture.

                (c) Without limiting the generality of the foregoing, the Trustee shall at all times have the power to institute and maintain such proceedings as it may deem expedient: (1) to prevent any impairment of the Revenues by any acts which may be unlawful or in violation of this Indenture, and (2) to protect its interests and the interests of the Debenture holders in the Revenues and in the issues, profits, revenues and other income arising therefrom, including the power to maintain proceedings to restrain the enforcement of or compliance with any governmental enactment, rule or order which may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the Revenues or be prejudicial to the interests of the Debenture holders or the Trustee.

        SECTION 6.04 MARSHALING OF ASSETS. Upon the occurrence of an Event of Default, all moneys held by the Trustee shall be available to be utilized by the Trustee in accordance with this Article. Subsequent to the curing or waiver of any such Event of Default, the provisions of this Indenture relating to utilization of funds, including the provisions of Article IV, shall be reinstated.

        SECTION 6.05 TRUSTEE MAY FILE PROOFS OF CLAIM.

                (a) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding under the Bankruptcy Code relating to the Issuer, any other obligor upon the Debentures or any property of the Issuer, the Trustee (whether or not the principal of the Debentures shall then be due and payable by acceleration or otherwise, and whether or not the Trustee shall have made any demand upon the Issuer for the payment of overdue principal, redemption premium, if any, and interest) shall be entitled and empowered, by intervention in such proceeding or other means:

                        (1) to file and prove a claim for the whole amount of the principal of, redemption premium, if any, and interest owing and unpaid in respect of the Debentures then Outstanding or for breach of this Indenture and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel) and of the holders allowed in such proceeding; and

                        (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each holder to make such payments to the Trustee, and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and Counsel, and any other amounts due the Trustee under this Indenture.

                (b) No provision of this Indenture empowers the Trustee to authorize or consent to or accept or adopt on behalf of any holders of the Debentures any plan of reorganization, arrangement, adjustment or composition affecting any of the Debentures or the rights of any holder thereof, or to authorize the Trustee to vote in respect of the claim of any holder in any proceeding described in subsection (a) of this Section.

        SECTION 6.06 POSSESSION OF DEBENTURES NOT REQUIRED. All rights under this Indenture and the Debentures may be enforced by the Trustee without possession of any Debentures or the production of them at trial or other proceedings. Any proceedings instituted by the Trustee may be brought in its name for itself or as representative of the Debenture holders without the necessity of joining Debenture holders as parties, and any recovery resulting from such proceedings shall, subject to Section 6.07, be for the ratable benefit of the Debenture holders.

        SECTION 6.07 PRIORITY OF PAYMENT FOLLOWING EVENT OF DEFAULT.

                (a) If at any time after the occurrence of an Event of Default the moneys held by the Trustee under this Indenture shall not be sufficient to pay the principal of and interest on the Debentures as the same become due and payable, such moneys, together with any moneys then available or thereafter becoming available for such purpose, whether through the exercise of remedies in this Article or otherwise, shall, subject to subsections (b) and (c) of this Section, be applied by the Trustee as follows:

                        (1) first, to the payment of any expenses necessary in the opinion of the Trustee to protect the interests of Debenture holders and the payment of the reasonable fees, charges and expenses of the Trustee (including the reasonable fees and disbursements of its counsel and accountants) incurred in and about the performance of its powers and duties under this Indenture;

                        (2) second, to the payment of all installments of interest on the Debentures then due and payable in the order in which such installments became due and payable, and, if the amount available shall not be sufficient to pay in full any particular installment, then to the payment, ratably, according to the amounts due on such installments, without discrimination or preference;

                        (3) third, to the payment of the unpaid principal amount of any of the Debentures which shall have become due and payable, in the order of due dates (other than Debentures called for redemption or contracted to be purchased for the payment of which moneys are held pursuant to the provisions of this Indenture), with interest upon the principal amount of the Debentures from the respective dates upon which they shall have become due and payable, and, if the amount available shall not be sufficient to pay in full the principal of such Debentures due and payable on any particular due date, together with such interest, then to the payment first of such interest, ratably, according to the amount of principal due on such date, without any discrimination or preference; and

                        (4) fourth, to the payment of principal of, interest on and redemption premium if any, on Debentures called for redemption under Section 3.02, if any.

                (b) If the principal of all Debentures shall have become due and payable, whether by their terms or by a declaration of acceleration, and subject to subsection (a)(1) of this Section regarding payment to the Trustee, all such moneys shall be applied to the payment of the principal and interest then due and unpaid upon the Debentures, without preference or priority of principal over interest or of interest over principal, or of any installment of interest over any other installment of interest, or of any Debenture over any other Debenture, ratably, according to the amounts due respectively for principal and interest, without any discrimination or preference.

                (c) Whenever moneys are to be applied pursuant to the provisions of this Section, the Trustee may, in its discretion, establish and maintain a reserve for future fees and expenses, and may apply moneys to be distributed at such times, and from time to time, as the Trustee shall determine, having due regard for the amount of such moneys available for application and the likelihood of additional moneys becoming available for such application in the future. Whenever the Trustee shall apply such funds, it shall fix a date (which shall be an Interest Payment Date unless it shall deem another date more suitable) upon which such application is to be made and upon such date interest on the amounts of principal to be paid on such dates, and for which moneys are available, shall cease to accrue. The Trustee shall also select a Record Date for such payment date. The Trustee shall give such notice as it may deem appropriate of the deposit with it of any moneys and of the fixing of any such Record Date and payment date, and shall not be required to make payment to the holder of any Debenture until such Debenture shall be presented to the Trustee for appropriate endorsement or for cancellation if fully paid.

        SECTION 6.08 DEBENTURE HOLDERS MAY DIRECT PROCEEDINGS. The owners of a majority in aggregate principal amount of the Debentures Outstanding shall, subject to the requirements of Section 7.02(d), have the right, by an instrument or instruments in writing executed and delivered to the Trustee, to direct the method and place of conducting all remedial proceedings by the

Trustee hereunder, provided that such direction shall not be in conflict with any rule of law or this Indenture, and that the Trustee shall have the right to decline to follow any such direction which in the opinion of the Trustee would be unduly prejudicial to the rights of Debenture holders not parties to such direction or would subject the Trustee to personal liability or expense. Notwithstanding the foregoing, the Trustee shall have the right to select and retain counsel of its choosing to represent it in any such proceedings. The Trustee may take any other action which is not inconsistent with any direction under this Section.

        SECTION 6.09 LIMITATIONS ON RIGHTS OF DEBENTURE HOLDERS.

                (a) No Debenture holder shall have any right to pursue any other remedy under this Indenture or the Debentures unless: (1) an Event of Default shall have occurred and is continuing; (2) the owners of not less than a majority in aggregate principal amount of all Debentures then Outstanding have requested the Trustee, in writing, to exercise the powers herein above granted or to pursue such remedy in its or their name or names; (3) the Trustee has been offered indemnity satisfactory to it against costs, expenses and liabilities reasonably anticipated to be incurred; (4) the Trustee has declined to comply with such request, or has failed to do so, within sixty (60) days after its receipt of such written request and offer of indemnity; and (5) no direction inconsistent with such request has been given to the Trustee during such 60-day period by the holders of a majority in aggregate principal amount of the Debentures Outstanding.

                (b) The provisions of subsection (a) of this Section are conditions precedent to the exercise by any Debenture holder of any remedy hereunder. The exercise of such rights is further subject to the provisions of Sections 6.08, 6.10 and 6.13. No one or more Debenture holders shall have any right in any manner whatever to enforce any right under this Indenture, except in the manner herein provided. All proceedings at law or in equity with respect to an Event of Default shall be instituted and maintained in the manner herein provided for the equal and ratable benefit of the Debenture holders of all Debentures Outstanding.

        SECTION 6.10 UNCONDITIONAL RIGHT OF DEBENTURE HOLDER TO RECEIVE PAYMENT. Notwithstanding any other provision of this Indenture, any Debenture holder shall have the absolute and unconditional right to receive payment of principal of, redemption premium, if any, and interest on the Debentures on and after the due date thereof, and to institute suit for the enforcement of any such payment.

        SECTION 6.11 RESTORATION OF RIGHTS AND REMEDIES. If the Trustee or any Debenture holder has instituted any proceeding to enforce any right or remedy under this Indenture, and any such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or such Debenture holder, then the Trustee and the Debenture holder shall, subject to any determination in such proceeding, be restored to their former positions hereunder, and all rights and remedies of the Trustee and the Debenture Holder shall continue as though no such proceeding had been instituted.

        SECTION 6.12 RIGHTS AND REMEDIES CUMULATIVE. No right or remedy herein conferred upon or reserved to the Trustee is intended to be exclusive of any other right or remedy, but each such right or remedy shall, to the extent permitted by law, be cumulative of and in addition to every other right or remedy given hereunder or now or hereafter existing at law, in equity or otherwise. The assertion or employment of any right or remedy hereunder shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

        SECTION 6.13 DELAY OR OMISSION NOT WAIVER. No delay or omission by the Trustee or any Debenture holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of such Event of Default. Every right and remedy given by this Article or by law to the Trustee or the Debenture holders may be exercised from time to time, and as often as may as deemed expedient, by the Trustee or the Debenture holders, as the case may be.

        SECTION 6.14 WAIVER OF DEFAULTS. The holders of a majority in aggregate principal amount of the Outstanding Debentures may, by written notice to the Trustee and subject to the requirements of Section 7.02(d), waive any existing default or Event of Default and its consequences, except an Event of Default under Section 6.01. Upon any such waiver, the default or Event of Default shall be deemed cured and shall cease to exist for all purposes. No waiver of any default or Event of Default shall extend to or effect any subsequent default or Event of Default or shall impair any right or remedy consequent thereto.

        SECTION 6.15 NOTICE OF EVENTS OF DEFAULT. If an Event of Default occurs of which the Trustee has or is deemed to have notice under Section 7.02(g), the Trustee shall give Immediate Notice thereof to the Issuer. Within five (5) days thereafter (unless such Event of Default has been cured or waived), the Trustee shall give notice of such Event of Default to each holder of Debentures then Outstanding, provided, however, that except in the instance of an Event of Default under Section 6.01, the Trustee may withhold such notice to Debenture holders if and so long as the Trustee in good faith determines that the withholding of such notice is in the interests of Debenture holders.


                                   ARTICLE VII
                                   THE TRUSTEE

        SECTION 7.01 DUTIES AND RESPONSIBILITIES OF THE TRUSTEE.

                (a) Prior to the occurrence of an Event of Default of which it has or is deemed to have notice hereunder, and after the curing or waiver of any Event of Default which may have occurred:

                        (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                        (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee that conform to the requirements of this Indenture; but the Trustee is under a duty to examine such certificates and opinions to determine whether they conform to the requirements of this Indenture.

                (b) In case an Event of Default of which the Trustee has or is deemed to have notice hereunder has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use in the conduct of such person's own affairs.

                (c) No provision of this Indenture shall be construed to relieve the Trustee from liability for its own willful or grossly negligent action, its own willful or grossly negligent failure to act, or its own willful misconduct, except that:

                        (1) this subsection shall not be construed to limit the effect of subsection (a) of this Section;

                        (2) the Trustee is not liable for any error of judgment made in good faith by a Responsible Officer, unless it is proven that the Trustee was willful or grossly negligent in ascertaining the pertinent facts;

                        (3) the Trustee is not liable with respect to any action it takes or omits to be taken by it in good faith in accordance with the direction of the Debenture holders under any provision of this Indenture relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture; and

                        (4) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

                (d) The Trustee shall maintain records of all investments and disbursements of proceeds in the funds and accounts established pursuant to this Indenture through the date ending six (6) years following the date on which all the Debentures have been retired.

                (e) Whether or not expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee is subject to the provisions of this Section.

        SECTION 7.02 CERTAIN RIGHTS OF THE TRUSTEE. Except as otherwise herein provided:

                (a) the Trustee may rely and is protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, debenture or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                (b) whenever in the administration of this Indenture the Trustee deems it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence thereof is specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officer's Certificate;

                (c) the Trustee may consult with counsel acceptable to the Trustee, who may be counsel for the Issuer, and the written advice of such counsel or an opinion of counsel shall be full and complete authorization and protection for any action taken, suffered or omitted by it in good faith and in accordance with such advice or opinion;

                (d) the Trustee is under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debenture holders unless such holders have offered to the Trustee security or indemnity satisfactory to the Trustee as to its terms, coverage, duration, amount and otherwise with respect to the costs, expenses and liabilities which may be incurred by it in compliance with such request or direction, and the provision of such indemnity shall be mandatory for any remedy taken upon direction of the holders of a majority in aggregate principal amount of the Debentures;

                (e) the Trustee is not required to make any inquiry or investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, Debenture, debenture or other paper or document but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee determines to make such further inquiry or investigation, it is entitled to examine the books, records and premises of the Issuer and the Borrower, in person or by agent or attorney;

                (f) the Trustee may execute any of its trusts or powers or perform any duties under this Indenture either directly or by or through agents or attorneys, and may in all cases pay such reasonable compensation as it deems proper to all such agents and attorneys reasonably employed or retained by it, and the Trustee shall not be responsible for any misconduct or negligence of any agent or attorney appointed with due care by it;

                (g) the Trustee is not required to take notice or deemed to have notice of any default or Event of Default hereunder, except Events of Default under Section 6.01(a) or (b), unless a Responsible Officer of the Trustee has actual knowledge thereof or has received notice in writing of such default or Event of Default from the Issuer, or the holders of at least a majority in aggregate principal amount of the Outstanding Debentures, and in the absence of any such notice, the Trustee may conclusively assume that no such default or Event of Default exists;

                (h) the Trustee is not required to give any Debenture or surety with respect to the performance of its duties or the exercise of its powers under this Indenture;

                (i) in the event the Trustee receives inconsistent or conflicting requests and indemnity from two or more groups of holders of Debentures, each representing less than a majority in aggregate principal amount of the Debentures Outstanding, pursuant to the provisions of this Indenture, the Trustee, in its sole discretion, may determine what action, if any, shall be taken;

                (j) the Trustee's immunities and protections from liability and its right to indemnification in connection with the performance of its duties under this Indenture shall extend to the Trustee's officers, directors, agents, attorneys and employees. Such immunities and protections and right to indemnification, together with the Trustee's right to compensation, shall survive the Trustee's resignation or removal, the defeasance or discharge of this Indenture and final payment of the Debentures;

                (k) the permissive right of the Trustee to take the actions permitted by this Indenture shall not be construed as an obligation or duty to do so; and

                (l) except for information provided by the Trustee concerning the Trustee, the Trustee shall have no responsibility for any information in any offering memorandum or other disclosure material distributed with respect to the Debentures, and the Trustee shall have no responsibility for compliance with any state or federal securities laws in connection with the Debentures.

        SECTION 7.03 TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals contained in this Indenture and in the Debentures (other than the certificate of authentication on the Debentures) are statements of the Issuer and the Trustee assumes no responsibility for their correctness. The Trustee is not accountable for the use or application of any moneys paid over by the Trustee in accordance with any provision of this Indenture or the Agreement.

        SECTION 7.04 QUALIFICATIONS OF TRUSTEE. There shall at all times be a trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States of America or of any state, authorized under such laws to exercise corporate trust powers, which has a combined capital and surplus of at least ten million dollars ($10,000,000).

        SECTION 7.05 COMPENSATION AND EXPENSES OF TRUSTEE.

                (a) The Issuer shall pay to the Trustee compensation for all services rendered by it hereunder in accordance with terms agreed to in writing from time to time and attached and made a part of this Trust Indenture, and, subsequent to default, in accordance with the Trustee's then-currant fee schedule for default administration (the entirety of which compensation shall not be limited by any provision of law regarding compensation of a trustee of an express trust)

                (b) To reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture, any other agreement relating to the Debenture to which it is a party or in complying with any request by the Issuer with respect to the Debentures, including the reasonable compensation, expenses and disbursements of its agents and counsel, except any such expense, disbursement or advance attributable to the Trustee's negligence or bad faith; and

                (c) To indemnify, defend and hold the Trustee harmless from and against any loss, liability or expense incurred without negligence or bad faith on its part arising out of or in connection with the acceptance or administration of the office of Trustee under this Indenture, including the costs of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder. In the event the Trustee incurs expenses or renders services in any proceedings under Bankruptcy Law relating to the Issuer, the expenses so incurred and compensation for services so rendered are intended to constitute expenses of administration under Bankruptcy Law.

        SECTION 7.06 RESIGNATION OR REMOVAL OF TRUSTEE; APPOINTMENT OF SUCCESSOR TRUSTEE.

                (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 7.06.

                (b) The Trustee may resign at any time by giving written notice to the Issuer. Upon receiving such notice of resignation, the Issuer shall promptly appoint a successor Trustee by an instrument in writing. If an instrument of acceptance has not been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee or any holder of a Debenture then Outstanding may petition a court of competent jurisdiction for the appointment of a successor Trustee.

                (c) If at any time: (1) the Trustee shall cease to be eligible and qualified under Section 7.04 and shall fail or refuse to resign after written request to do so by the Issuer or the holder of any Debenture, or (2) the Trustee shall become incapable of acting or shall be adjudged insolvent, or a receiver of the Trustee or its property shall be appointed, or any public officer shall take charge or control of the Trustee, its property or affairs for the purpose of rehabilitation, conservation or liquidation, then in either such case (A) the Issuer may remove the Trustee and appoint a successor Trustee in accordance with the provisions of subsection (c) of this Section; or (B) any holder of a Debenture then Outstanding may, on behalf of the holders of all Outstanding Debentures, petition a court of competent jurisdiction for removal of the Trustee and appointment of a successor Trustee.

                (d) The Issuer shall give written notice of each resignation or removal of the Trustee and each appointment of a successor Trustee to each holder of Debentures then Outstanding as listed in the Debenture Register. Each such notice shall include the name and address of the applicable corporate trust office of the successor Trustee.

        SECTION 7.07 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR TRUSTEE.

                (a) Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Issuer, and the predecessor Trustee, an instrument accepting its appointment. The resignation or removal of the retiring Trustee shall thereupon become effective, and the successor Trustee shall, without further act, deed or conveyance become vested with all the estates, properties, rights, powers and duties of the predecessor Trustee. Upon the request of the Issuer, or the successor Trustee, the predecessor Trustee shall execute and deliver an instrument transferring to the successor Trustee all the estates, properties, rights, powers and duties of the predecessor Trustee under this Indenture, and shall duly assign, transfer, deliver and pay over to the successor Trustee all the Trust Estate and moneys and other property then held under this Indenture. The successor Trustee shall promptly give written notice of its appointment to the holders of all Debentures Outstanding in the manner prescribed herein, unless such notice has previously been given.

                (b) No successor Trustee shall accept appointment as provided in this Section unless, as of the date of such acceptance, it is eligible and qualified under the provisions of Section 7.04.

        SECTION 7.08 MERGER, SUCCESSION OR CONSOLIDATION OF TRUSTEE. Any corporation or association: (a) into which the Trustee is merged or with which it is consolidated; (b) resulting from any merger or consolidation to which the Trustee is a party; or (c) succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor Trustee without the execution or filing of any document or the taking of any further action. Any such successor must nevertheless be eligible and possess the same qualifications as the Trustee.

        SECTION 7.09 NOTICES TO DEBENTURE HOLDERS; WAIVER. Where this Indenture provides for notice to Debenture holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, e-mailed and telecopied, to each Debenture holder affected by each event, at his or her address as it appears on the Debenture Register, not later than the latest date, and not earlier than the earliest date, prescribed for the first giving of such notice. In any case where notice to Debenture holders is given by mail, neither the failure to mail such notice, nor any default in any notice so mailed to any particular Debenture holder shall affect the sufficiency of such notice with respect to other Debenture holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to received such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Debenture holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.


                                  ARTICLE VIII
                                    DISCHARGE

        SECTION 8.01 DISCHARGE. If

                (a) the principal of any Debentures and the interest due or to become due thereon together with any redemption premium required by redemption of any of the Debentures prior to maturity shall be paid, or is caused to be paid, at the times and in the manner to which reference is made in the Debentures, according to the true intent and meaning thereof, or the outstanding Debentures shall have been paid and discharged in accordance with this Article, and

                (b) all of the covenants, agreements, obligations, terms and conditions of the Issuer under this Indenture shall have been kept, performed and observed and there shall have been paid to the Trustee, all sums of money due or to become due to them in accordance with the terms and provisions hereof, then the right, title and interest of the Trustee in the Revenues shall thereupon cease and the Trustee, on request of the Issuer shall release this Indenture and the Revenues and shall execute such documents to evidence such release as may be reasonably required by the Issuer.


                                   ARTICLE IX
                     SUPPLEMENTAL INDENTURES AND AMENDMENTS

        SECTION 9.01 SUPPLEMENTAL INDENTURES WITHOUT DEBENTURE HOLDERS' CONSENT. The Issuer and the Trustee may from time to time and at any time enter into trust indentures supplemental to this Indenture, without the consent of or notice to any Debenture holder, to effect any one or more of the following:

                (a) cure any ambiguity or defect or omission or correct or supplement any provision herein or in any supplemental indenture;

                (b) grant to or confer upon the Trustee for the benefit of the Debenture holders any additional rights, remedies, powers, authority or security that may lawfully be granted to or conferred upon the Debenture holders or the Trustee which are not contrary to or inconsistent with this Indenture as then in effect.

                (c) add to the covenants and agreements of the Issuer in this Indenture other covenants and agreements thereafter to be observed by the Issuer or to surrender any right or power herein reserved to or conferred upon the Issuer which are not contrary to or inconsistent with this Indenture as then in effect;

                (d) modify, alter, supplement or amend this Indenture in such manner as shall permit the qualification of this Indenture, if required, under the Trust Indenture Act of 1939 or, the Securities Act of 1933, as from time to time amended, or any similar federal statute hereafter in effect;

                (e) make any other change herein that is determined by the Trustee to be not materially adverse to the interests of the Debenture holders. The Trustee shall not be obligated to enter into any such supplemental indenture which adversely affects the Trustee's own rights, duties or immunities under this Indenture.

        SECTION 9.02 SUPPLEMENTAL INDENTURES REQUIRING DEBENTURE HOLDERS' CONSENT. The Issuer and the Trustee, at any time and from time to time, may execute and deliver a supplemental indenture for the purpose of making any modification or amendment to this Indenture, but only with the written consent of at least a majority in aggregate principal amount of the Debentures Outstanding at the time such consent is given, and in case less than all of the Debentures then Outstanding are affected by the modification or amendment, of the holders of at least a majority in aggregate principal amount of the Debentures so affected and Outstanding at the time such consent is given; provided, however, that if such modification or amendment will, by its terms, not take effect so long as any Debentures so affected remain Outstanding, the consent of the holders of such Debentures shall not be required and such Debentures shall not be deemed to be Outstanding for the purpose of any calculation of Outstanding Debentures under this Section. Notwithstanding the foregoing, no modification or amendment contained in any such supplemental indenture shall permit any of the following, without the consent of each Debenture holder whose rights are affected thereby: (a) a change in the terms of stated maturity or redemption of any Debenture or of any installment of interest thereon; (b) a reduction in the principal amount of or redemption premium on any Debenture or in the rate of interest thereon or a change in the coin or currency in which such Debenture is payable; (c) the creation of a lien on or a pledge of any part of the Trust Estate, or the money or assets pledged under this Indenture or any part thereof; (d) the granting of a preference or priority of any Debenture or Debentures over any other Debenture or Debentures; (e) a reduction in the aggregate principal amount of Debentures of which the consent of the Debenture Holders is required to effect any such modification or amendment; or (f) a change in the provisions of Section 6.14. Notwithstanding the foregoing, the holder of any Debenture may extend the time for payment of the principal of or interest on such Debenture; provided, however, that upon the occurrence of an Event of Default, funds available hereunder for the payment of the principal of and interest on the Debentures shall not be applied to any payment so extended until all principal and interest payments which have not been extended have first been paid in full. Notice of any supplemental indenture executed pursuant to this Section shall be given to the Debenture holders promptly following the execution thereof.

        SECTION 9.03 CONSENTS OF DEBENTURE HOLDERS AND OPINIONS. Each supplemental indenture executed and delivered pursuant to the provisions of
Section 9.02 shall take effect only when and as provided in this Section 9.03. A copy of such supplemental indenture (or brief summary thereof or reference thereto in form approved by the Trustee), together with a request to Debenture holders for their consent thereto in form satisfactory to the Trustee, shall be sent by the Debenture holders, by registered or certified mail, postage prepaid, provided that a failure to mail such request shall not affect the validity of the supplemental indenture when consented to as provided hereinafter. Such supplemental indenture shall not be effective unless and until there shall have been filed with the Trustee (a) the written consents of Debenture holders of the percentage of Debentures specified in Section 9.02, and (b) the opinion of Counsel described in Section 9.06. Any such consent shall be binding upon the Debenture holder giving such consent and upon any subsequent holder of such Debentures and of any Debentures issued in exchange therefor or in lieu thereof (whether or not such subsequent Debenture holder has notice thereof), unless such consent is revoked in writing by the Debenture holder giving such consent or a subsequent holder of such Debentures by filing such revocation with the Trustee prior to the date the Trustee receives the material required in subsections (a) and (b) of this Section.

        SECTION 9.04 NOTATION ON DEBENTURES. Debentures authenticated and delivered after the effective date of any action taken as provided in this Article may, and, if the Issuer so determines, shall bear a notation by endorsement or otherwise in form approved by the Trustee as to such action, and in that case upon demand of the holder of any Outstanding Debenture at such effective date and presentation of such Debenture for the purpose at the Office of the Trustee, or upon any transfer of any Debenture Outstanding at such effective date, suitable notation shall be made on such Debenture or upon any Debenture issued upon any such transfer by the Trustee as to any such action. If the Issuer shall so determine, new Debentures so modified as in the opinion of the Trustee and the Issuer to conform to such action shall be prepared, authenticated and delivered, and upon demand of the holder of any Debenture then Outstanding shall be exchanged, without cost to such Debenture holder for Debentures then Outstanding, upon surrender of such Debentures for Debentures of an equal aggregate principal amount and of the same Series, maturity and interest rate, in any Authorized Denomination.

        SECTION 9.05 DELIVERY OF COUNSEL'S OPINION WITH RESPECT TO SUPPLEMENTAL INDENTURES. The Trustee in accepting the supplemental indenture may rely, and shall be fully protected in relying, on an opinion of Debenture Counsel acceptable to it stating that (a) the execution of such supplemental indenture is authorized or permitted by this Indenture and (b) all conditions precedent to the execution and delivery of such supplemental indenture have been complied with. The Trustee may accept and rely upon such opinion of Debenture Counsel as conclusive evidence that any supplemental indenture executed pursuant to the provisions of this Article complies with the requirements of this Article.

        SECTION 9.06 EFFECT OF SUPPLEMENTAL INDENTURES. Upon the execution and delivery of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every holder of any Debenture theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


                                    ARTICLE X
                            MISCELLANEOUS PROVISIONS

        SECTION 10.01 SECURITY AGREEMENT; FINANCING STATEMENTS. In addition to the assignment by the Issuer of its rights in the Revenues to the Trustee, the Issuer hereby acknowledges that, in order to more fully protect, perfect and preserve the rights of the Trustee and the Debenture holders in the Revenues, the Issuer grants to the Trustee a security interest in the Revenues and the proceeds thereof. The Issuer agrees to cooperate with the Trustee in filing financing statements, and continuations thereof, in such manner and in such places as may be required by law in order to perfect such security interest. At the time of the issuance of the

Debentures and at the required intervals under applicable State law, the Trustee, at the expense of the Borrower, may obtain an opinion of Counsel setting forth what, if any, actions by the Issuer or Trustee should be taken in order to protect, perfect and preserve such security interest. The Trustee shall cooperate with the Issuer as necessary, including the execution of any necessary financing statements and continuations thereof. The following information is supplied to facilitate filings under the Uniform Commercial Code of the State:

The secured party is Union Bank of California, N.A. Its address from which information concerning the security interest may be obtained and its mailing address is 120 South San Pedro Street, Suite 400, Los Angeles, CA 90012.

The debtor is Vineyard National Bancorp. Its mailing address is: 9590 Foothill Boulevard, Rancho Cucamonga, California 91730.

        SECTION 10.02 LIMITATION OF RIGHTS. With the exception of rights herein expressly conferred, nothing expressed or mentioned in or to be implied from this Indenture or the Debentures is intended or shall be construed to give to any Person other than the parties hereto, and the Debenture holders any legal or equitable right, remedy or claim under or in respect to this Indenture. This Indenture and all of the covenants, conditions and provisions hereof are intended to be and are for the sole and exclusive benefit of the parties hereto, the Debenture holders, as herein provided.

        SECTION 10.03 SEVERABILITY. If any term or provision of this Indenture or the Debentures shall be invalid, inoperative or unenforceable as applied in any particular case in any jurisdiction or jurisdictions or in all jurisdictions, or in all cases because it conflicts with any other provision or provisions hereof or any constitution or statute or rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatever, and such term and provision shall be valid and enforced to the fullest extent permitted by law.

        SECTION 10.04 NOTICES. Except as otherwise provided herein, all notices, certificates or other communications hereunder shall be in writing and shall be deemed given upon receipt, by hand delivery, mail, overnight delivery, telecopier or other electronic means addressed as follows:

        Issuer:   Vineyard National Bancorp
                  9590 Foothill Boulevard
                  Rancho Cucamonga, California 91730
                  (909) 944-3210

Trustee:          Union Bank of California, N.A.
                  120 South San Pedro Street, Suite 400
                  Los Angeles, CA 90012
                  Fax (213) 972-5694

The Issuer and the Trustee may, by notice pursuant to this Section, designate any different addresses to which subsequent notices, certificates or other communications shall be sent. A duplicate copy of each notice, approval, consent, request, complaint, demand or other communication given hereunder by the Issuer or the Trustee to any one of the others shall also be given to the others. For purposes of this Section and the definition of Immediate Notice, "electronic means" shall mean telecopy or facsimile transmission or other similar electronic means of communication which produces evidence of transmission. Notwithstanding the foregoing, notices to the Trustee shall be effective only upon receipt.

        SECTION 10.05 HOLIDAYS. If the date for making any payment or the last date for performance of any act or the exercising of any right, as provided in this Indenture, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if done on the nominal date provided in this Indenture and no interest shall accrue on the payment so deferred during the intervening period.

        SECTION 10.06 COUNTERPARTS. This Indenture may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument, and shall become effective when copies hereof shall be delivered to each of the parties hereto, which copies, when taken together, bear the signatures of each of the parties hereto.

        SECTION 10.07 APPLICABLE LAW. This Indenture shall be governed in all respects including validity, interpretation and effect by, and shall be enforceable in accordance with, the laws of the United States of America and of the State.

        SECTION 10.08 LIMITATION OF LIABILITY OF OFFICIALS OF THE ISSUER. Notwithstanding anything to the contrary contained herein, for payment of the obligations of the Issuer under this Indenture and the Debentures, the Trustee, the Debenture holders and any other party entitled to seek payment from the Issuer under or to enforce this Indenture and the Debentures will be entitled to look solely to amounts on deposit with and held by the Trustee for the benefit of the Debenture holders, subject to the terms of this Indenture, if any, as may now or hereafter be given to secure the payment of the obligations of the Issuer under this Indenture and the Debentures, and no other property or assets of the Issuer or any officer or director of the Issuer shall be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies hereunder, or for any payment required to be made under this Indenture and the Debentures, or for the performance of any of the covenants or warranties contained herein.

        SECTION 10.09 SUCCESSORS AND ASSIGNS. All the covenants, promises and agreements in this Indenture contained by or on behalf of the Issuer, or by or on behalf of the Trustee, shall bind and inure to the benefit of their respective successors and assigns, whether so expressed or not.

        SECTION 10.10 FORM OF DOCUMENTS DELIVERED TO TRUSTEE. In any case where several matters are required to be certified by, or covered by an opinion of, any specified person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such person, or that they be so certified or covered by only one document, but one such person may certify or give an opinion with respect to some matters and one or more other such persons as to other matters, and any such person may certify or give an opinion as to such matters in one or several documents. Any Officer's Certificate of the Issuer may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such official or officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an official or officials of the Issuer stating that the information with respect to such factual matters is in the possession of the Issuer, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Where any person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

        SECTION 10.11 CONSENT OF HOLDERS. Any consent, request, direction, approval, objection or other instrument required by this Indenture to be signed and executed by the Debenture holders may be in any number of concurrent writings of similar tenor and must be signed or executed by such Debenture holders in person or by agent appointed in writing. Proof of the execution of any such consent, request, direction, approval, objection or other instrument or of the writing appointing any such agent and of the ownership of Debentures, if made in the following manner, shall be sufficient for any of the purposes of this Indenture, and shall be conclusive in favor of the Trustee with regard to any action taken by it under such request or other instrument, namely:

                (a) The fact and date of the execution by any person of any such writing may be proved by the certificate of any officer in any jurisdiction who by law has power to take acknowledgments within such jurisdiction that the person signing such writing acknowledged the execution thereof, or by an affidavit of any witness to such execution.

                (b) The Issuer or the Trustee may establish a Record Date for the purpose of identifying Debenture holders entitled to issue any such consent, request, direction, approval or instrument.

        IN WITNESS WHEREOF, the Issuer has caused this Indenture to be signed in its name by its Executive and attested by its Attesting Officer, and the Trustee, in acceptance of the trusts created hereunder, has caused this Indenture to be signed in its corporate name by its officer thereunder duly authorized all as of the day and year first above written.


ISSUER:
VINEYARD NATIONAL BANCORP

By:
    Norman A. Morales, President


ATTEST:

By: Sara F. Ahern, Secretary


TRUSTEE:
UNION BANK OF CALIFORNIA, N.A.


By: Alison Braunstein, Authorized Officer

                                   APPENDIX A

                          CERTIFICATE OF AUTHENTICATION

                                   APPENDIX B

                                FORM OF DEBENTURE